Exhibit 99.1
L BRANDS REPORTS FIRST QUARTER 2020 RESULTS

COLUMBUS, Ohio, May 20, 2020 - L Brands, Inc. (NYSE: LB) today reported first quarter results.

On May 4, 2020, the company outlined its go-forward strategy to drive long-term shareholder value. As part of this strategy, the company remains committed to establishing Bath & Body Works as a pure-play public company and is taking the necessary steps to prepare the Victoria’s Secret Lingerie, Victoria’s Secret Beauty and PINK businesses to operate as a separate, standalone company.

The company reported net sales of $1.654 billion for the first quarter ended May 2, 2020, compared to sales of $2.629 billion for the quarter ended May 4, 2019. Almost all of the company’s stores have been closed since March 17 due to the COVID-19 pandemic.

Total Bath & Body Works first quarter sales in the United States and Canada were $712.7 million compared to $870.7 million last year. Sales at the Bath & Body Works direct business, which remained open throughout the quarter, increased by 85 percent to $288.9 million compared to $156.4 million last year. Bath & Body Works first quarter store comparable sales increased 20 percent during the period in which stores were open.

The company reported a loss per share of $1.07 for the first quarter ended May 2, 2020, compared to earnings per share of $0.14 for the quarter ended May 4, 2019. First quarter operating loss was $317.7 million compared to operating income of $153.3 million last year, and net loss was $296.9 million compared to net income of $40.3 million last year.

Reported results above include the following significant items:

In 2020, net charges of $0.08 per share as follows:

•	$96.8 million ($0.26 per share) non-cash pre-tax impairment charges related to certain Victoria’s Secret store assets, and

•	A tax benefit of approximately $50.4 million ($0.18 per share), related to the favorable resolution of certain tax matters.

Excluding the above charges, adjusted first quarter loss per share was $0.99 compared to earnings per share of $0.14 last year, adjusted operating loss was $220.9 million compared to operating income of $153.3 million last year, and adjusted net loss was $275.2 million compared to net income of $40.3 million last year.

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the above charges.

Given the high level of uncertainty in the current environment, the company is not providing second quarter or full-year 2020 earnings guidance.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Earnings Call and Additional Information
Additional first quarter financial information, including management commentary, is currently available at www.LB.com.  L Brands will conduct its first quarter earnings call at 9 a.m. Eastern on May 21.  To listen, call 1-888-946-7609 (international dial-in number: 1-517-308-9411); conference ID 6362067.  For an audio replay, call 1-866-430-8797 (international replay number: 1-203-369-0943); conference ID 6362067 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,897 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.BathandBodyWorks.com and www.VictoriasSecret.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, significant health hazards or pandemics, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•
divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;

•	the seasonality of our business;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2020

Comparable Sales Increase (Decrease) (Stores and Direct):

	First Quarter	First Quarter
	2020	2019
Bath & Body Works[1]	41%	13%
Victoria's Secret[1]	(13%)	(5%)
L Brands[2]	4%	—%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	First Quarter	First Quarter
	2020	2019
Bath & Body Works[1]	20%	7%
Victoria's Secret[1]	(15%)	(7%)
L Brands[2]	(5%)	(3%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	First Quarter	First Quarter
	2020	2019
Bath & Body Works[1]	$423.8	$714.3
Bath & Body Works Direct	288.9	156.4
Total Bath & Body Works	$712.7	$870.7

Victoria's Secret[1]	$513.9	$1,148.8
Victoria's Secret Direct	307.6	362.1
Total Victoria's Secret	$821.5	$1,510.9

VS & BBW International[2]	$65.5	$135.0
Other	$54.5	$112.2
L Brands	$1,654.2	$2,628.8

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, direct sales in China, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/20	Opened	Closed	at 5/2/20
Victoria's Secret U.S.	909	1	(21)	889
PINK U.S.	144	—	—	144
Victoria's Secret Canada	33	—	(1)	32
PINK Canada	5	—	—	5
Total Victoria's Secret	1,091	1	(22)	1,070

Bath & Body Works U.S.	1,637	3	(5)	1,635
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,739	3	(5)	1,737

Victoria's Secret U.K./Ireland	21	—	—	21
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	41	—	(1)	40
Victoria's Secret Greater China	23	1	—	24
Total International	90	1	(1)	90
Total L Brands Stores	2,920	5	(28)	2,897

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/20	Opened	Closed	at 5/2/20
Victoria's Secret Beauty & Accessories - Travel Retail	153	—	(3)	150
Bath & Body Works - Travel Retail	16	1	—	17
Victoria's Secret Beauty & Accessories	207	—	(4)	203
Victoria's Secret	72	1	—	73
PINK	12	1	—	13
Bath & Body Works	262	5	(1)	266
Total	722	8	(8)	722

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED MAY 2, 2020 AND MAY 4, 2019
(Unaudited)
(In thousands except per share amounts)
	2020	2019
Net Sales	$1,654,209	$2,628,809
Costs of Goods Sold, Buying and Occupancy	(1,365,600)	(1,694,795)
Gross Profit	288,609	934,014
General, Administrative and Store Operating Expenses	(606,307)	(780,669)
Operating Income (Loss)	(317,698)	153,345
Interest Expense	(96,798)	(98,897)
Other Income	2,247	6,152
Income (Loss) Before Income Taxes	(412,249)	60,600
Provision (Benefit) for Income Taxes	(115,382)	20,345
Net Income (Loss)	$(296,867)	$40,255

Net Income (Loss) Per Diluted Share	$(1.07)	$0.14

Weighted Average Shares Outstanding [1]	276,988	278,165

1 - Reported Weighted Average Shares Outstanding in the first quarter of 2020 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	First Quarter
	2020	2019
Details of Special Items - Income (Expense)
Victoria's Secret Store-Related Asset Impairment	$(96,844)	$—
Special Items included in Operating Income (Loss)	(96,844)	—
Tax Benefit from the Resolution of Certain Tax Matters	50,360	—
Tax Effect of Special Items included in Operating Income (Loss)	24,840	—
Special Items included in Net Income (Loss)	$(21,644)	$—
Special Items included in Earnings (Loss) Per Diluted Share	$(0.08)	$—

Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income (Loss)
Reported Operating Income (Loss)	$(317,698)	$153,345
Special Items included in Operating Income (Loss)	96,844	—
Adjusted Operating Income (Loss)	$(220,854)	$153,345

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
Reported Net Income (Loss)	$(296,867)	$40,255
Special Items included in Net Income (Loss)	21,644	—
Adjusted Net Income (Loss)	$(275,223)	$40,255

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings (Loss) Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$(1.07)	$0.14
Special Items included in Earnings (Loss) Per Diluted Share	0.08	—
Adjusted Earnings (Loss) Per Diluted Share	$(0.99)	$0.14

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2020

In the first quarter of 2020, adjusted results exclude the following:

•	A $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of Victoria’s Secret store-related assets.

•	A $50.4 million tax benefit related to the resolution of certain tax matters.

Fiscal 2019

In the first quarter of 2019, there were no adjustments to results.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com